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                                                                     EXHIBIT 5.1



                                                                  March 12, 2002
To:      Noble Corporation
         P.O. Box 309GT
         Ugland House
         South Church Street
         Grand Cayman
         Cayman Islands



Dear Sirs

                        NOBLE CORPORATION (THE "COMPANY")

We have acted as counsel as to Cayman Islands law to the Company in connection with the transactions described in the Registration Statement on Form S-4 of the Company, to be filed with the United States Securities and Exchange Commission under the United States Securities Act of 1933, as amended (the "Registration Statement"), relating to the proposed issue by the Company of its Ordinary Shares, par value US$.10 per share (the "Ordinary Shares"), under an Agreement and Plan of Merger in the form attached to the Registration Statement as annex A (the "Merger Agreement") and made among the Company, Noble Drilling Corporation, a Delaware corporation ("Noble-Delaware"), Noble Holding (U.S.) Corporation, a Delaware corporation, and Noble Cayman Acquisition Corporation, a Delaware corporation ("Merger Sub"). Pursuant to the Merger Agreement, Merger Sub will be merged with and into Noble-Delaware (the "Merger") and the Company will issue the Ordinary Shares in exchange for the issued and outstanding shares of common stock, par value US$.10 per share of Noble-Delaware (the "Noble-Delaware Common Stock") being cancelled as part of the Merger. The Registration Statement includes a proxy statement/prospectus (the "Proxy Statement/Prospectus") to be furnished to the stockholders of Noble-Delaware in connection with seeking their approval and adoption of the Merger Agreement.

1        DOCUMENTS REVIEWED

We have reviewed originals, copies, drafts or conformed copies of the following documents:

1.1 the Certificate of Incorporation and Memorandum and Articles of Association of the Company as registered or adopted on 12 February, 2002;

1.2 the minutes of the meeting of the Board of Directors of the Company held on 8 March, 2002 and the corporate records of the Company maintained at its registered office in the Cayman Islands;


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1.3      a Certificate of Good Standing issued by the Registrar of Companies
         (the "CERTIFICATE OF GOOD STANDING");

1.4 a certificate from a Director of the Company the form of which is annexed hereto (the "DIRECTOR'S Certificate");

1.5      the Merger Agreement; and

1.6 the Registration Statement (including the Proxy Statement/Prospectus and its annexes but excluding the exhibits and schedules thereto unless specifically referred to herein).

2        ASSUMPTIONS

The following opinion is given only as to, and based on, circumstances and matters of fact existing and known to us on the date of this opinion. This opinion only relates to the laws of the Cayman Islands which are in force on the date of this opinion. In giving this opinion we have relied (without further verification) upon the completeness and accuracy of the Director's Certificate and the Certificate of Good Standing. We have also relied upon the following assumptions, which we have not independently verified:

2.1 the Agreement has been or will be authorised and duly executed and delivered by or on behalf of all relevant parties (other than the Company as a matter of Cayman Islands law) in accordance with all relevant laws (other than the laws of the Cayman Islands);

2.2 the Agreement is, or will be, legal, valid, binding and enforceable against all relevant parties in accordance with their terms under Delaware law and all other relevant laws (other than the laws of the Cayman Islands);

2.3 copy documents, conformed copies or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals;

2.4      all signatures, initials and seals are genuine;

2.5 pursuant to the Merger Agreement, the Company will receive money or money's worth (the "Consideration") in consideration for the issue of the Ordinary Shares, and that none of the Ordinary Shares will be issued for less than par value; and

2.6 there is nothing under any law (other than the law of the Cayman Islands) which would or might affect the opinions hereinafter appearing. Specifically, we have made no independent investigation of the laws of Delaware.

3        OPINIONS

Based upon, and subject to, the foregoing assumptions and the qualifications set out below, and having regard to such legal considerations as we deem relevant, we are of the opinion that:

3.1 Upon consummation of the transaction contemplated by the Merger Agreement and registration of the Ordinary Shares to be issued pursuant to the Merger Agreement in Noble-Cayman's Register of Members, such Ordinary Shares will be validly issued and


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         (assuming that all of the Consideration is received by the Company)
         will be fully paid and non-assessable;

3.2 The statements made in the Registration Statement under the heading "Material Income Tax Consequences of the Merger - Effect of Cayman Islands Tax Laws on Noble-Cayman" in so far as such statements are summaries of Cayman Islands law fairly and accurately summarise the matters referred to therein.

We express no view as to the commercial terms of the Agreement or whether such terms represent the intentions of the parties and make no comment with regard to the representations which may be made by the Company.

This opinion is given as of the date shown and may not be relied upon as of any later date. This opinion is given to you solely for use in connection with the filing of the Registration Statement.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the headings "Material Income Tax Consequences of the Merger - Effect of Cayman Islands Tax Laws on Noble-Cayman" and "Legal Matters" in the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the United states Securities Act of 1933, as amended.

Yours faithfully,

/s/ MAPLES AND CALDER

MAPLES and CALDER



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                         NOBLE CORPORATION LETTERHEAD



                                                                  11 March, 2002

To:      Maples and Calder
         P.O. Box 309GT
         Ugland House
         South Church Street
         Grand Cayman
         Cayman Islands


Dear Sirs,

                        Noble Corporation (the "COMPANY")

I, Robert D. Campbell, being a director of the Company, am aware that you are being asked to provide a legal opinion (the "OPINION") in relation to certain aspects of Cayman Islands law. Capitalised terms used in this certificate have the meaning given to them in the Opinion. I hereby certify that:

1 The Memorandum and Articles of Association of the Company as registered on 12 February, 2002 remain in full force and effect and are unamended.

2 The Company has not entered into any mortgages or charges over its property or assets other than those entered in the register of mortgages and charges, or contemplated by the Merger Agreement.

3 The minutes of the meeting of the board of directors held on 8 March, 2002 (the "MEETING") at which the Merger Agreement was approved are a true and correct record of the proceedings of the Meeting, which was duly convened and held, and at which a quorum was present throughout and at which each director disclosed his interest (if any), in the manner prescribed in the Articles of Association.

4 The shareholders of the Company have not restricted or limited the powers of the directors in any way. There is no contractual or other prohibition (other than as arising under Cayman Islands law) binding on the Company prohibiting it from entering into and performing its obligations under the Merger Agreement.

5 The resolutions set forth in the minutes of the Meeting were duly adopted, are in full force and effect at the date hereof and have not been amended, varied or revoked in any respect.


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6        The directors of the Company at the date of the Meeting and at the date hereof were and are as follows:

                                    Robert D. Campbell
                                    James C. Day
                                    Julie J. Robertson

7 The Minute Book and corporate records of the Company as maintained at its registered office in the Cayman Islands and made available to you are complete and accurate in all material respects, and all minutes and resolutions filed therein represent a complete and accurate record of all meetings of the shareholders and directors (or any committee thereof) (duly convened in accordance with the Articles of Association) and all resolutions passed at the meetings, or passed by written consent as the case may be.

8 The undersigned director, and, to the knowledge of the undersigned director, each other director, considers the transactions contemplated by the Merger Agreement to be of commercial benefit to the Company and has acted bona fide in the best interests of the Company, and for a proper purpose of the Company, in relation to the transactions that are the subject of the Opinion.

I confirm that you may continue to rely on this Certificate as being true and correct on the day that you issue the Opinion unless I shall have previously notified you personally to the contrary.

                                    Signature:   /s/ ROBERT D. CAMPBELL
                                                -------------------------------
                                                Director